                               POWER OF ATTORNEY

Reference is made to that certain Agreement and Plan of Merger and
Reorganization, dated as of January 28, 2020 (the "Merger Agreement"), by and
among Conatus Pharmaceuticals Inc., a Delaware corporation ("Parent") with shares registered pursuant to Section 12(b) of the Securities Exchange Act of
1934, as amended (together with the rules and regulations of the SEC promulgated thereunder, the "Exchange Act"), Chinook Merger Sub, Inc., a Delaware
corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Histogen
Inc., a Delaware corporation (the "Company"), pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into the
Company (the "Merger") with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas L. Hubka and Richard W. Pascoe, signing singly, the undersigned's true and lawful attorney-in- fact to:

        (1)   prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Exchange Act;

        (2)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Parent or its subsidiaries (including the Company after consummation of the Merger), Forms 3, 4 and 5 in accordance with Section
16(a) of the Exchange Act;

        (3)   do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and

        (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Parent or the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of:  (i) the date the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Parent; (ii) the termination of the Merger Agreement prior to the consummation of the Merger; and (iii) the revocation hereof by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Exchange Act of holdings of and transactions in Parent's securities.

This Power of Attorney may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as
www.docusign.com) and/or delivered by electronic transmission, including by facsimile or electronic mail, and when so executed and/or delivered shall have been duly and validly executed and/or delivered, and be valid and effective, for all purposes.

                             [ the signature page follows ]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2020.

                                        /s/ Brian M. Satz
                                     ------------------------------------------
                                        Brian M. Satz